Exhibit 10.46

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO THE SUPPLY CONTRACT FOR SUGAR CANE JUICE

AND OTHER UTILITIES

By this particular instrument,

AMYRIS BRASIL LTDA, limited liability company with headquarters in the city of Campinas, State of Sao Paulo, St. James Clerk Maxwell, 315, Techno Park, duly entered in the CNPJ / MF under No , hereby represented according to its Bylaws, hereinafter referred to as simply "Amvris" or "PartY";

PARAISO BIOENERGY S.A., based on Brotas/Torrinha Highway, km 7.5, Paradise Farm, in the municipality of Brotas, Sao Paulo State, entered in the CNPJ / MF under No , hereby represented according to its Bylaws, hereinafter referred to as simply "Paraiso" or "Party", and when mentioned in con along with Amyris, "Parties".

Whereas:

(A)     The Parties signed on March 18, 2011, the Supply Contract for Sugar Cane Juice and Other Utilities ("Agreement"), by which the Paraiso will supply to Amyris (i) sugar cane juice ("broth") processing corresponding to the determined amount of sugar cane per year; (Ii) water; and (iii) steam in the quantities and characteristics specified in the Agreement.

(B)     The parties reached an agreement on the terms and conditions under which Paraiso is willing to provide and Amyris is willing to acquire sugar cane juice or other compounds with high sugar content ("Syrup");

(C)     As a function of the syrup supply mentioned in item (B) above, Paraiso had been responsible for the operation of the equipment, owned by Amyris, which will make the necessary system for the evaporation of broth ("System of Evaporation") convert it into Syrup , committing Amyris to be supplied, on loan, said system evaporation, and for this service Paraiso will charge R$ [*], hereinafter OED, as indicated in Annex IX with all already included charges and annual adjustments per the collective bargaining agreement, with base date of May 01, currently Union of Workers in Alimentayao of Industria de Jau and region, plus an administration fee of [*]% ([*] percent), this amount, calculated by Paraiso, must be paid mensahnente by the presentation of the corresponding documents.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(D)    The parties intend to also change some conditions laid down in the Agreement, under which will be described below.

The parties agree to enter into this First Amendment to the Supply Agreement ("First Amendment"), according to the following clauses and conditions, mutually bestowed and accepted:

CHAPTER I - DEFINITIONS

1.1.    Unless expressly described in the Agreement, the terms defined in this First Amendment have same meaning to them attributed in the Agreement.

CHAPTER II - OBJECTIVES

2.1.    This instrument has a regular object the main conditions for supply by Paraiso and Amyris during the term of this supply agreement, (i) Cane sugar syrup corresponding to evaporation of the broth from the processing of up to [*] of cane sugar per year ("Cane Syrup"), during the plant crop period; and (ii) water; as specified in Annex VI, which, once signed by the parties, will replace Annex I of the Agreement.

2.1.1.    The Parties agree that Paraiso remains committed to supply Broth according to the specifications set out in Annex I of the Agreement. Nonetheless, in relation to the specifications in Annex VI of this Amendment, Paraiso is committed to ensuring, only and exclusively, the specification of BRIX (ie, [*]) of cane syrup and sugar syrup after proof of performance of the evaporation system, by Amyris with the subsequent acceptance of Paraiso.

2.1.1.1.    The parties agree to review the specifications of Annex VI after a cycle of one year from the start of operation of Biorefmaria Amyris. After the joint revision of Annex VI on the basis of results presented during the operating cycle of one (1) year, Paraiso is committed to meet the new revised specifications and Amyris is committed to accept the new revised specifications.

2.1.2.     In function of alterations in the fermentation process of Amyris, will remain changed the volumes of waste generated from the fermentation of the syrup, waste will continue to be sent by Amyris Paraiso, in the quantities and specifications set out in Annex VII which, once signed by parties will replace Annex II of

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Agreement. Medication of the quantity and quality of the syrup and utilities supplied by Paraiso to Amyris and the amount of waste sent to Paraiso and verification with the specifications of this instrument should follow the rules and procedures set out in Annex X, once signed, will replace Annex V of the Agreement.

2.2.    Is provided Amyris, the start-up periods of Biorefinery Amyris and dry season the plant, to acquire the Paraiso sugar VHP ("VHP") or other compounds with high sugar content, according to the specification in Annex VI, observed also the conditions indicated in the clauses below.

2.2.1.    Paraiso is committed to make its best efforts to be supply VHP in the same conditions offered by any third party in doing so, and in volumes and frequencies to be informed by Amyris upon the realization of the start up of Amyris Biorefinery. If Paraiso expresses in writing their interest in providing the requested amount of VHP within five (5) business days from the submission by Amyris notice in writing to Paraiso, Amyris will be able to acquire VHP along with the supplier, under the same tennos and conditions provided for in its commercial proposal to Paraiso, in accordance with the provisions of clauses 1.1.2 to 1.1.4 of the Agreement signed on 18 March 2011. It is noted that the notification sent by Amyris to Paraiso, requesting the supply of VHP, must be accompanied by a formal business proposal submitted by the interested third party to be supplied VHP indicating price, payment, deadline for supply and other relevant information related to the supply of VHP.

2.3.    Be the hypothesis of acquisition of VHP (or other compounds with high sugar content) of the Paraiso or third parties, it is agreed between the parties that the Paraiso should use its sugar dissolution system ("System Dissolution"), for transformation VHP (or other compounds with a high sugar content) acquired by Amyris in sugar syrup ("sugar syrup"), using heated water, which is forulated by Amyris. In the third VHP purchase hypothesis, Paraiso, still received the award referred to in Annex VII of the price calculation of the instrument (the inputs of the price determination).

2.3.1    Paraiso, if necessary, will have preference in the utilization of the sugar dissolution system to own and continue to use, provided that notice provided to Amyris six (6) months in advance, through any means.

2.3.2.    Amyris must make, at its own expense, all the infrastructure necessary adjustments in the existing sugar dissolving system in Paraiso, in order to enable the conversion of the VHP in Syrup under this First Amendment, and connect this system the installations evaporation System.

2.4.    Paraiso shall provide the Syrup pursuant to the technical specifications approved by Parties contained in clause 2.1.1

CHAPTER III - OF THE OBLIGATIONS OF PARAISO

3.1.    In addition to the obligations provided for in the Supply Agreement, Paraiso undertakes, for its own account and risk, the following:

(i)    To provide syrup, either from the broth or VHP and water for the operation of Biorefrnaria Amyris, according to specifications, quantities and other conditions stipulated in clause 2.1.1 and its sub-item above;

(ii)    To operate and prioritize the utilization of Dissolution System, during the period between harvests, only to transformation of the VHP in Syrup, being forbidden any utilization that reduces or restricts the supply capacity of Syrup to Amyris;

(iii)    When possible, to arrange for the replacement of the Syrup provided that does not meet the specifications set out in clause 2.1.1 of this Agreement, Amyris refunding the additional costs incurred as a function of said replacement, or then again process the Syrup in order to meet the specifications contained of clause 2.1.1;

(iv)    To operate the Sugar Syrup evaporation system, according to the necessary conditions, obtain it Cane Syrup according to the specifications set out in clause 2.1.1, ensuring the custody, safe and efficient operation of equipment that will be granted in free lease as if they were of your property, as well as for cleaning;

(v)    To perform preventive and corrective maintenance in the evaporation system equipment, including, if necessary, the purchase of materials, tools and supplies necessary to maintain services, charging the Paraiso Amyris, month-to-month, the value of materials, tools, supplies and hand labor, provided that: (i) the parties agree to the need for effective maintenance; and (ii) the due process of acquisition, which must be based on at least three (3) quotations, and the selection process should be the one to present the best cost benefit to both parties and relevant documents, with an increase of [*] by way of administration fee.

(vi)    Report to Amyris immediately in case of impossibility or suspected future inability to provide syrup requested by Amyris due to any issues that may impact the production of syrup;

(vii)    Amyris will compensate for damage caused to equipment transferred on loan, except when due to natural wear arising from the use thereof, and cases

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fortuitous or greater way, these duly proven, so that not Paraiso will have no responsibility even for the operation.

(viii)    To provide all regulatory permits and all necessary permits for the effective operation of the evaporation system in compliance with the obligations set out in this Agreement and the First Amendment.

(ix)    to exempt Amyris from any and all liability for any environmental damage, duly proven, resulting from its operation.

CHAPTER IV –OBLIGATIONS OF AMYRIS

4.1. : In addition to the obligations provided for in the Agreement, Amyris is obliged, by his own account and risk, the following

(i)    To make, at its own expense, or against prior agreement with Paraiso, all the necessary infrastructure adjustments to the dissolution system, such as installation of pipes for heated water supply to the dissolution system, installation of pipes for the shipment of syrup for Biorefinery Amyris, syrup storage systems, among other modifications that Amyris judges necessary. Register to both parties show that all planned infrastructure adjustments that item (i) have already been arranged and finalized by Amyris;

(ii)    To punctually pay all invoices for the supply of syrup, VHP and other utilities provided under the agreement and this First Amendment, within the payment conditions laid down in Agreement and herein;

(iii)    To reimburse the Paraiso amount of syrup in stock, to resume it industry of Paraiso, event and because of operational problems in the manufacture of Amyris, based in clause 5.1 and Annex VIII without any incidence of lost profits for both parties .

(iv)    To exempt Paraiso from any responsibility for any environmental damage, duly proven, caused by Amyris in Biorefinery Amyris.

CHAPTER V - PRICE

5.1.    Amyris paid by Syrup, including such price payment for water provided proportionally to the syrup delivered (in proportion and in accordance with Annex VI), the lower price of (i) the cost of ethyl hydrous alcohol opportunity (EHC) another premium calculated based on the formula "A" listed in Annex VIII and (ii) the opportunity cost of crystal sugar plus a premium calculated based on the formula "B" of Annex VIII.

5.1.1.     Given the price of the value to be applied to each ton of syrup supplied, based in clause 5.1 above, the amount to be paid monthly by the total amount of Syrup in a given month will be that set out in Annex IX that, once signed, will replace Annex IV of the Agreement.

They are fully maintained and valid all other dispositions under the Agreement not expressly modified by this First Amendment

BEING FAIR AND CONTRACTED SO, sign this FIRST ADDENDUM TO SUPPLY CONTRACT FOR SUGAR CANE JUICE AND OTHER UTILITIES, in two (2) copies of equal form and content, in the presence the undersigned witnesses.

Campinas, 03 may 2013.

AMYRIS BRASIL LTDA

/s/ Eduardo Loosli	/s/ Erica de Paula Baumgarten
Eduardo Loosli	Erica de Paula Baumgarten

PARAISO BIOENERGIA S.A.

/s/ Jose Luiz Mosa Junior	/s/ Sandra Augusto Goes
Jose Luiz Mosa Junior	Sandra Augusto Goes
Director Adm. E. Financeiro	Gerente de Controladoria

WITNESSES

1. /s/ Alexandre Carvalho	2. /s/ Gilmara Marques Garcia
Alexandre Carvalho	Gilmara Marques Garcia
Enc. Adm Contratos	Analista Adm. Contratros Jr.

ANNEX VI: SYRUP AND WATER SPECIFICATIONS

1.1.    Specifications of syrup:

Parameters	Specifications	Frequency	Methodology

Brix	[*]	[*]	[*]
Insoluble solids, damp base	[*]	[*]	[*]
Sulfite	[*]	[*]	[*]
Total Bacteria	[*]	[*]	[*]
Fungi and yeast	[*]	[*]	[*]
Thermophilic spores and mesophilic spores	[*]	[*]	[*]

1.2.     Determination of syrup quality parameters

1.2.1    Composite Sampling

•     Amyris must install a sampling system consists in the transfer line syrup filter. This system should permit composite samples during a specific period of 8 hours. Instantaneous samples should be taken from the syrup pipe into a container packaged in a refrigerator, a frequency proportional to the syrup flow.

•      The plant will be responsible for separation and transmission of samples Amyris within the best practices of the lab.

•      In case of failure of a sampling system for 1 event, the weighted average of the analysis immediately before and after the event to replace the sample data it nonexistent.

•      If the sampling system is dead for more than one 8 hour period, the best efforts precis am being made to implement a system alternative sampling composed by unweighted flow.

1.2.2    Amilises Pol and AR (reducing sugars) for determination of ART

[*]

[*]

1.2.3    Formula for calculation of ART in syrup

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*]

[*]

[*]

[*]

where:

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

1.2.4    Interlaboratory Operability

•     The laboratories both Amyris as the Paraiso will do the necessary analysis (POL and AR) for determining ART. However, for billing will be used value of the ART laboratory of Paraiso, called CONCENTRATION OFFICIAL.

•     In case of failure in determining the Paraiso ART will be used the value obtained in the laboratory of Amyris

•      Daily, Amyris and Paraiso shall inform the other party the values of this parameter obtained through the POL and AR anaIises in order to pemitir monitoring the values of concentrations of sugars.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•     Where the difference between the ART values determined exceed [*], this fact must be notified by one party to another, It should be repeated immediately analyze the sample with respect to doubtful value. If persists greater difference than [*] in the second attempt, calibrations with reference solutions, supplied by Amyris, should be made to clarify the difference.

•      In the same way as analysis of ART individual samples may not have larger differences than stipulated in the previous item, also the daily averages and weekly media not may pass limits under penalty of starting operations calibrations of reference. The average daily should be no greater than [*], while the weekly average cannot be greater than [*].

•      If after 2 attempts calibration still remains a greater difference than permitted, an analysis sample to Amyris must be requested in another qualified laboratory. Identified one and / or other laboratory (Paraiso/Amyris) with the greatest deviation than allowed, a scan job of procedures and execution of the analysis will be done by a qualified external laboratory for this work.

•      The corresponding cost to provide execution of verification services of the analysis will be because of one or another company or even equally divided between the parties as the laboratories of Paraiso and Amyris have confirmed a wider range than allowed.

2.      process water with the following characteristics

2.1     Specifications:

pH:	[*]
Chlorides:	[*]
Hardness:	[*]
Sulphates:	[*]
Silica:	[*]
Suspended solids:	[*]

2.2     Quantities:

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX VII: Specifications of waste - Effluents and vinasse

1) Vignette with the following characteristics:

Characterization - typical values:

[*]

[*]

Quantities:

[*]

2) Wastewater with the following Water characteristics:

Characterization - typical values:

[*]

[*]

Effluents from the cleaning procedures

Quantities: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX VIII-Determination OF SYRUP Price

A)

(i)        The price of syrup calculated based on the cost of hydrated ethyl alcohol fuel opportunity (EHC) plus a premium, using the following formula:

[*]

Where,

(I) = [*]

[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]		[*]	[*]

[*]

[*]

[*]

or

B)

[*]

Where,

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]	[*]	[*]
[*]		[*]
[*]		[*]

Additional Comments:

[*]

[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX IX CALCULATION OF THE MONTHLY AMOUNT TO BE PAID BY THE TOTAL OF

SYRUP PROVIDED EVERY MONTH

[*]

Where,

[*]

[*]

[*]

[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX X - MEASUREMENT

1.    Syrup flow measurement

1.1.    The unit of measurement for the total quantity of syrup will be [*].

1.2.    To control the transfer pipe syrup, the manufactures of PARAISO until the Biorefinery AMYRIS, consider the following features and described criteria:

1.2.1.     PARAISO and AMYRIS install identical flow meters in series, at appropriate points of the transfer piping.

1.2.2.    Each Party shall be responsible for the purchase and installation of a meter.

1.2.3.    Each Party and responsible for the operation and maintenance of their respective meters..

1.2.4.    The meters must be able to measure directly mass flow directly, operating on the principle of coriolis with error limit maximum of [*] across the normal range of flow rates of operation.

1.2.5.    The amounts to be invoiced will be determined by the mediation of instruments PARAISO called official measurer, and checked by measuring instruments AMYRIS.

1.2.6.    To guarantee the accuracy of the measurements will be carried out annually in the month of January, calibration testing of the instruments on both sides. Such tests will be carried out by a qualified company and approved by INMETRO, he ought to issue a technical report of measurement and provide any recalibration of meters.

1.2.6.1.    the corresponding cost it provision of measurement and calibration services will be divided equally between the parties.

1.2.6.2.    The annual assessment under this subsection 1.2.6 may be waived by agreement between the parties, and provided that the total provided in the previous calendar year, the difference between the total calculated by the meters, taking as a basis the records of meters of PARAISO and AMYRIS, not exceed [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2.7.    If official measurer failure, the corresponding meter AMYRIS passed determine the amounts to be billed, since measured and normal conditions of use, as long as the impediment of official measurer. Failing also the meter AMYRIS, the amounts raised with the aid of existing additional equipment will be used.

1.2.8.    Daily, AMYRIS and PARAISO must inform the other party the records of their medidares in order to ensure monitoring of the quantities determined.

1.2.9.    Whenever the difference between daily total calculated according to subclause 1.2.8, using as a basis the records of the official meter, higher than [*], this fact deverit be notified by one of the parties to another should be initiated immediately, monitoring all the measures of their instruments of both parties for a period of [*] days. In case of maintenance of the accumulated difference in follow-up period in values greater than [*] shall be provided an immediate extraordinary calibration of meters of both parties by a qualified company and approved by INMETRO, he ought issue a technical report of measurement and provide recalibration.

1.2.9.1. the cost corresponding to the provision of measurement and calibration services will be divided equally between the parties.

1.2.10    The period considered for compensation referred to in subsection 1.2.9 will be the between the beginning of the occurrence of higher deviation to [*] and the date of recalibration. This period may not be retroactive for more than thirty (30) days from the date of notification defined in subsection 1.2.9.

2 Stillage flow measurement.

2.1.    The unit of measurement for all amounts of vinasse is the volume in [*].

2.2.    To control the transfer of vinasse via pipe, Biorefinery AMYRIS until the reception point of vinasse of PARAISO, consider the following features and described criteria.

2.2.1.    AMYRIS install a magnetic flow meter at an appropriate point of transfer piping within the dependencies of AMYRIS.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.